UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2022

MASTECH DIGITAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	001-34099	26-2753540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1305 Cherrington Parkway, Suite 400
Moon Township, PA 15108
(Address of Principal Executive Offices) (Zip Code)

(412) 787-2100

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	MHH	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2022, Michael Fleishman became the Chief Executive Officer of Mastech InfoTrellis, Inc. (“Mastech InfoTrellis”), Mastech Digital, Inc.’s (the “Company”) wholly owned subsidiary. Prior to the effective date, he entered into an Executive Employment Agreement on October 26, 2022 with Mastech InfoTrellis and Mastech Digital Data, Inc. (“Mastech Digital Data”). The term of Mr. Fleishman’s employment may be terminated by the Company or Mr. Fleishman with or without Cause or for any or no reason.

The Employment Agreement provides that, effective November 14, 2022, Mr. Fleishman’s base salary shall be $550,000 per year, subject to review and modification annually by the Company. The Employment Agreement also provides that Mr. Fleishman is eligible to earn an annual performance-based cash bonus of $300,000 (the “Target Bonus”) for the achievement of certain financial and operational targets. 75% of the Target Bonus is guaranteed and the remaining 25% shall be based upon meeting certain key performance indicators. These targets, and the bonus dollars tied to such targets, will be determined by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) on an annual basis. The key performance indicators will be determined by Mr. Fleishman and the Compensation Committee. Under the Employment Agreement, Mr. Fleishman also received an award of a non-qualified stock option to purchase 300,000 shares of the Company’s common stock pursuant to the Company’s Stock Incentive Plan and is also eligible to receive non-qualified stock options and other awards pursuant to the Company’s Stock Incentive Plan in a manner and amount determined by the Compensation Committee.

In the event that Mr. Fleishman is terminated with “Cause”, the Company may immediately cease payment of any further wages, benefits or other compensation under the Employment Agreement other than salary and benefits (excluding options) earned through the date of termination (the “Accrued Obligations”). In the event that Mr. Fleishman is terminated without “Cause” or he resigns for “Good Reason” (in each case, other than within 12 months following a “Change of Control” involving the Company, Mastech InfoTrellis or Mastech Digital Data), he is entitled to all Accrued Obligations earned through the date of termination, a severance equal to 12 months of his last monthly base salary (less appropriate deductions) that is payable by the Company over a 12-month period following his termination date, continued coverage under the Company’s employee benefits and group health plans in accordance with the Company’s severance policy and payment of a portion of his Target Bonus dependent upon the term of employment, with 50% being paid out if termination occurs before Mr. Fleishman completes 12 months of employment and 100% being paid out if termination occurs after Mr. Fleishman completes 12 months of employment (less appropriate deductions). Mr. Fleishman is also entitled, for a 12-month period following his termination date, to the continued vesting of any outstanding unvested stock options he held on his termination date and granted under the Company’s Stock Incentive Plan. The exercise period for vested options held by Mr. Fleishman at the time of his termination will also be extended for a six-month period after the otherwise applicable expiration date, subject to certain restrictions.

In the event that Mr. Fleishman is terminated without “Cause” or he resigns for “Good Reason”, in each case within 12 months after a “Change of Control” involving the Company, Mastech InfoTrellis or Mastech Digital Data, he is entitled to all Accrued Obligations earned through the date of termination, a lump sum severance payment (less appropriate deductions) equal to two times the sum of (i) his average base salary for the three years preceding his termination (including the year of termination) and (ii) his average annual Target Bonus received for the three years preceding his termination (not including the year of termination). Mr. Fleishman is also entitled to the payment of the premiums required to continue coverage under the Company’s employee benefits and group health plans for up to 24 months after his termination, the acceleration in full of the vesting and/or exercisability of all outstanding equity awards held by Mr. Fleishman on his termination date and reimbursement of up to $25,000 for outplacement services. The exercise period for vested options held by Mr. Fleishman at the time of his termination will be accelerated in full, effective as of Mr. Fleishman’s final day of employment.

The foregoing descriptions of the Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On November 14, 2022, the Company issued a press release announcing the appointment of Mr. Fleishman as the Chief Executive Officer of Mastech InfoTrellis, Inc. A copy of the press release is included as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed filed for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)	The following exhibits are furnished with this Form 8-K:

Exhibit No.	Description

10.1	Executive Employment Agreement, dated as of October 26, 2022, between Mastech InfoTrellis, Inc., Mastech Digital Data, Inc., and Michael Fleishman.

99.1	Press Release issued by Mastech Digital, Inc. on November 14, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTECH DIGITAL, INC.

By:	/s/ John J. Cronin, Jr.
Name:	John J. Cronin, Jr.
Title:	Chief Financial Officer

Date: November 18, 2022